                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 333-30754, 333-31249, 333-58743, 333-62939 and 333-81503
Forms S-8 No. 33-38304, 33-52228, 33-52226, 33-68076, 33-81284, 33-79496,
333-36713, 333-36715, 333-39991, 333-39993, 333-64545, 333-73383, 333-90675,
333-90671, 333-90673, 333-87971and 333-12903) of Staples, Inc. and in the
related Prospectus of our reports dated March 3, 2000, except for Note Q, as to which the date is April 5, 2000 with respect to the consolidated financial statements of Staples, Inc., March 3, 2000, except for Note R as to which the date is April 5, 2000, with respect to the combined financial statements of Staples Retail and Delivery and March 3, 2000 except for Note N as to which the date is April 5, 2000, with respect to the combined financial statements of Staples.com, included in this Annual Report (Form 10-K/A) for the year ended January 29, 2000.

                                                 /S/ ERNST & YOUNG LLP
                                                 ------------------------
                                                     ERNST & YOUNG LLP

Boston, Massachusetts
April 5, 2000